Exhibit (h)(vi)(b)


                                                                   July 15, 2002

Scudder Distributors, Inc.
Two International Place
Boston, Massachusetts 02110-4103

Ladies and Gentlemen:

         Re:      Exclusive Placement Agent Agreement
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         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Deutsche Investors Portfolios TrustPortfolios an open-end management investment company (the "Trust") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a business trust under the laws of the State of New York, has agreed that Scudder Distributors, Inc., a Massachusetts corporation ("SSDI"), shall be the exclusive placement agent (the "Exclusive Placement Agent") of beneficial interests ("Trust Interests") of each series of the Trust listed on Appendix A.

1.       Services as Exclusive Placement Agent.
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         1.1 SDI will act as Exclusive Placement Agent of the Trust Interests. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither SDI nor its employees or any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

         1.2 All activities by SDI and its agents and employees as Exclusive Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

         1.3 Nothing herein shall be construed to require a Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees or their delegates.

         1.4 The Trust shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as SDI may reasonably request. The Trust shall prepare and furnish, at its own cost and expense, all offering documents to be used by the Exclusive Placement Agent to offer Trust Interests, including, without limitation, the Confidential Private Placement Memorandum, the Confidential Statement of Additional Information, and the Subscription Agreement (collectively, the "Approved Offering Documents"). The Trust shall also furnish SDI upon request with: (a) unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust's financial or regulatory condition as SDI may reasonably request.

         1.5 The Trust represents to SDI that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of a Trust. The Trust represents and warrants to SDI that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. The Trust may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If a Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from SDI to do so, SDI may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving SDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.6 The Trust agrees to indemnify, defend and hold SDI, its several officers and directors, and any person who controls SDI within the meaning of
Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, the laws or regulations of any U.S. or foreign governmental authority, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in Approved Offering Documents or other offering material from time to time furnished by or on behalf of the Trust ("Offering Material") or (ii) any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by SDI in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify SDI and the Trust's representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, One South Street, Baltimore, MD 21202
Attention: Secretary, with a copy to John Bostelmen, Esq., Sullivan & Cromwell, 125 Broad Street, New York, New York, 10004, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Trust of any such action shall not relieve the Trust (i) from any liability except to the extent the Trust shall have been prejudiced by such failure, or (ii) from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by SDI, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense in any such suit and retain counsel of good standing approved by SDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case SDI reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by SDI or the Covered Persons. The Trust's indemnification agreement contained in this paragraph and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify SDI promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

         1.7 SDI agrees to indemnify, defend and hold the Trust, its officers and trustees, and any person who controls the Trust within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a

Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in information furnished in writing by SDI in its capacity as Exclusive Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by SDI to the Trust required to be stated in such answers or necessary to make such information not misleading. SDI shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to SDI at Two Portland Square, Portland, Maine 04101, Attention:
Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify SDI of any such action shall not relieve SDI (i) from any liability except to the extent the Trust shall have been prejudiced by such failure, or
(ii) from any liability that SDI may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of SDI's indemnity agreement contained in this paragraph. SDI will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by SDI and approved by the Trust, which approval shall not be unreasonably withheld. In the event that SDI elects to assume the defense in any such suit and retain counsel of good standing approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case SDI does not elect to assume the defense of any such suit, or in case the Trust reasonably does not approve of counsel chosen by SDI, SDI will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Trust or the Covered Persons. SDI's indemnification agreement contained in this paragraph and SDI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. SDI agrees to notify the Trust promptly of the commencement of any litigation or proceedings against SDI or any of its officers or directors in connection with the issue and sale of any Trust Interests.

         1.8 No Trust Interests shall be offered by either SDI or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on a Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time. The Trust shall notify SDI promptly of the suspension of its registration statement or any necessary amendments thereto, such notification to be given by letter or telecopy addressed to SDI at Two International Place, Bosotn, Massachusetts, 02110-4103, Attention: Secretary.

         1.9 The Trust agrees to advise SDI as soon as reasonably practical by a notice in writing delivered to SDI or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

         For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.10 SDI agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its respective prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where SDI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         1.11 [Intentionally left blank]

         1.12 Except as set forth in paragraph 1.6 of this Agreement, the Trust shall not be liable to SDI or any Covered Persons as defined in paragraph 1.6 for any error of judgment or mistake of law or for any loss suffered by SDI in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of a Trust in the performance of its duties or from reckless disregard by a Trust of its obligations and duties under this Agreement.

         1.13 Except as set forth in paragraph 1.7 of this Agreement, SDI shall not be liable to the Trust or any Covered Persons as defined in paragraph 1.7 for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of SDI in the performance of its duties or from reckless disregard by SDI of its obligations and duties under this Agreement.

2.       Term.
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         This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue until one year from the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually with respect to the Trust by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, or by SDI. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.       Representations and Warranties.
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         SDI and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4.       Activities of SDI.
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         Except to the extent necessary to perform SDI's obligations hereunder, nothing herein shall be deemed to limit or restrict SDI's right, or the right of any of SDI's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

5.       Concerning Applicable Provisions of Law, etc.
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         This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

         The laws of the State of New York shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

         The undersigned officer of the Trust has executed this Agreement not individually, but as an authorized officer of the Trust's Declaration of Trust, as amended. Pursuant to the

Declaration of Trust, the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust individually, but bind only the trust estate.

         If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

6.       Miscellaneous

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

         (f) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                 Very truly yours,

                                 By:
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                                          [NAME}
                                          Secretary, on behalf of the
                                          Trust listed on Exhibit A hereto

Accepted:

SDI Distributors, Inc.


By:
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         [NAME}
          President

                                    EXHIBIT A
                                       TO
                       EXCLUSIVE PLACEMENT AGENT AGREEMENT

         Pursuant to the Exclusive Placement Agreement, SDI shall be Exclusive Placement Agent with respect to the following series of the Deutsche Investors Portfolios Trust, effective as of the date indicated below:

Name of Trust                                                           Date
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Deutsche Investors Portfolios Trust:

     Japanese Equity Portfolio (U.S. Dollar)                     July 15, 2002